UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 26, 2008

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On August 26, 2008, Quest Resource Corporation (the “Company”) received notice from the staff of The Nasdaq Stock Market (“Nasdaq”) indicating that due to Bob Alexander’s resignation on August 22, 2008, the staff had determined that the Company no longer complied with Nasdaq’s audit committee requirement of maintaining committee membership by at least three independent directors, as set forth in Marketplace Rule 4350 (the “Rule”), by having only two members on the Company’s Audit Committee. Nasdaq provided the Company with a 15-day cure period.

On August 27, 2008, the Company returned to compliance with the Rule by appointing William H. Damon III to the Company’s Audit Committee to fill the vacancy caused by Mr. Alexander’s resignation. Mr. Damon has been a member of the Company’s Board of Directors since April 2007. In addition to serving on the Audit Committee, Mr. Damon will serve on the Nominating Committee and continue serving on the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ David C. Lawler
David C. Lawler
President

Date: August 27, 2008

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